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                                                                  EXHIBIT 11b



                            CAPITAL APPRECIATION FUND




                                POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS:



                  That I, Lewis E. Daidone of Holmdel, New Jersey, Treasurer of Capital Appreciation Fund, do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Trust, and KATHLEEN A. McGAH, Assistant Secretary of said Trust, either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements of said Trust on Form N-1A or other applicable form under the Securities Act of 1933 for the registration of shares of Beneficial Interest of Capital Appreciation Fund and to sign any and all amendments, including post-effective amendments thereto, that may be filed.

                  IN WITNESS WHEREOF I have hereunto set my hand this 18th day of February, 1997.



                                                     /s/Lewis E. Daidone
                                                     Treasurer
                                                     Capital Appreciation Fund